SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 3, 2007

                                    MBIA INC.
             (Exact name of registrant as specified in its charter)

           Connecticut                     1-9583                 06-1185706
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)

              113 King Street,
             Armonk, New York                            10504

(Address of principal executive offices)               (Zip Code)

               Registrant's telephone number, including area code:
                                  914-273-4545


                                 Not Applicable
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of Director.

            On August 3, 2007, the Board of Directors of MBIA Inc. ("MBIA") elected Richard C. Vaughan as a member of MBIA's Board of Directors. Mr. Vaughan served as Executive Vice President and Chief Financial Officer of Lincoln Financial Group from 1995 until his retirement in May 2005. Effective as of the date of his election to MBIA's Board of Directors, Mr. Vaughan was appointed to serve as a member of the Audit Committee and the Compensation and Organization Committee. In addition, MBIA's Board of Directors has determined in accordance with the independence standards set forth in the MBIA Inc. Board Corporate Governance Practices that Mr. Vaughan is an Independent Director and does not have any material relationships with MBIA. In addition, Mr. Vaughan meets the definition of "Independent Director" set forth in the New York Stock Exchange Corporate Governance Listing Standards. The MBIA Inc. Board Corporate Governance Practices are attached as Exhibit A to MBIA's 2007 Proxy Statement and can be found on MBIA's website, www.mbia.com.


Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

99.1     Press Release issued by MBIA Inc. dated August 6, 2007.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    MBIA INC.

                                                    By: /s/ Ram D. Wertheim
                                                        -------------------
                                                        Ram D. Wertheim
                                                        General Counsel

Date: August 6, 2007

                   EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
                              Dated August 3, 2007


Exhibit 99.1          Press Release issued by MBIA Inc. dated August 6, 2007.